Exhibit 10.2

December XX, 2018

To:

Akorn, has identified a small select group of employees whose contributions are considered particularly critical to the success of the business. You are one of the select employees and are therefore eligible to receive a special retention cash bonus, subject to the terms and conditions outlined below.

Retention Premium Award: $ USD

Provided you remain employed by Akorn through the dates set out below and your performance meets expectations, you will receive the full amount of the Retention Premium Award, paid in two equal installments:

•	Installment 1 – 50% of the retention award amount will be processed for payment after you sign this letter agreeing to all the terms and conditions of the award.

•	Installment 2 – 50% of the retention award amount paid twelve (12) months after the date you sign this letter, on the next regularly scheduled payroll date.

Should you voluntarily terminate your employment within twelve (12) months of receiving Installment 1, as described above, you are obligated to repay Akorn the entire amount (gross) that was awarded as Installment 1.

Should your employment be terminated involuntarily without cause prior to the payment of Installment 2, you will receive all unpaid amounts of the Retention Premium Award in a lump sum, paid on a regularly scheduled payroll date, no later than 14 business days following your termination of employment.

You must keep the existence and terms of the Retention Premium Award strictly confidential.  If you do not, your right to the Retention Premium Award will terminate—you will forfeit the award.

This statement is for informational purposes only and does not change the at-will nature of your employment.

All payments described in this statement are subject to tax and statutory deductions, including withholdings.  The Retention Bonus is intended to be exempt from or to comply with Section 409A of the Internal Revenue Code, to the extent applicable, and this notice is intended to, and shall be interpreted, administered and construed consistent therewith.  Each payment under this notice will be treated as a separate payment for purposes of Section 409A.

Please sign and return an original of this letter to me for inclusion in our files.

Gregory Lawless, Chief Human Resources Officer

I have read and understand, and I accept, the terms and conditions of this retention bonus.

Signature	Date